Exhibit 10.53

AMENDMENT TO
SECURITIES PURCHASE AGREEMENT AND JOINDER AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND JOINDER AGREEMENT (this “Amendment and Joinder”) is made effective as of November 5, 2007, by and among Averion International Corp., a Delaware corporation (the “Company”), ComVest Investment Partners II LLC, a Delaware limited liability company (“ComVest”), Cumulus Investors, LLC, a Nevada limited liability company (“Cumulus”), Dr. Philip T. Lavin, an individual (“Lavin”), Gene Resnick, M.D., an individual (“Resnick”), MicroCapital Fund, Ltd., a Cayman-domiciled investment corporation (“MicroCap Ltd.”), and MicroCapital Fund LP, a Delaware limited partnership (“MicroCap LP”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company, on the one hand, and ComVest, Cumulus and Lavin (collectively, the “Original Buyers”), on the other hand, previously entered into that certain Securities Purchase Agreement dated as of October 31, 2007 (the “Agreement”), pursuant to which the Company sold Twenty Four Million Dollars ($24,000,000) of senior secured notes (the “Notes”) and issued an aggregate of one hundred fifteen million two hundred thousand (115,200,000) shares of the Company’s common stock (the “Shares”) to the Original Buyers on October 31, 2007 (the “Initial Closing”);

WHEREAS, pursuant to the Agreement, an additional closing (the “Additional Closing”) was scheduled to occur within thirty (30) days after the Initial Closing, whereby ComVest would purchase additional Notes in the aggregate principal amount of Two Million Dollars ($2,000,000) (the “Additional Notes”) and the Company would issue additional shares of the Company’s common stock to ComVest in the aggregate amount of nine million six hundred thousand (9,600,000) Shares (the “Additional Shares”);

WHEREAS, ComVest now desires to allow Resnick, MicroCap Ltd. and MicroCap LP (collectively, the “Additional Buyers”) to participate in the Additional Closing and to purchase the Additional Notes and Additional Share that ComVest was previously obligated to purchase, and each of the Company and the Original Buyers desires to amend the Agreement to permit the Additional Buyers to participate in the Additional Closing, become parties to the Agreement and to be bound by all of the terms and conditions set forth therein; and

WHEREAS, pursuant to Section 11(e) of the Agreement, the Company and the Original Buyers that purchased at least sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the Notes at the Initial Closing must consent to any amendment to the Agreement, and any such amendment approved by the requisite consent is binding on all of the parties to the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A M E N D M E N T

1.                                       Amendment to Schedule of Buyers. The Schedule of Buyers attached to the Agreement is hereby deleted in its entirety and amended and restated to read as set forth on Exhibit A attached hereto.

2.                                       Joinder of Additional Buyers. Each of the Additional Buyers hereby joins in the execution of the Agreement. By executing this Amendment and Joinder, the Company and each of the Original Buyers, who represent all of the Buyers that participated in the Initial Closing, hereby agree that each of the Additional Buyers is a “Buyer” under the Agreement with the same force and effect as if originally named therein as a Buyer. In addition, each of the Additional Buyers agrees to be bound by all of the terms and provisions of the Agreement and represents and warrants that the representations and warranties set forth in Section 2 of the Agreement are, with respect to each such Additional Buyer, true and correct as of the date hereof. Each reference to a “Buyer” in the Agreement shall be deemed to include each of the Additional Buyers.

3.                                       Full Force and Effect. Except as modified above, all other terms and provisions of the Agreement shall remain in full force and effect in accordance with their terms.

4.                                       Miscellaneous.

a.                                       Agreement Amended. Subject to the provisions of this Section 4, this Amendment and Joinder shall be deemed to be an amendment to the Agreement. All references to the Agreement in any other document, instrument, agreement or writing hereafter shall be deemed to refer to the Agreement as amended hereby.

b.                                      Successors and Assigns. This Amendment and Joinder shall be binding upon and inure to the benefit of the Company, the Original Buyers and the Additional Buyers and their respective successors and assigns.

c.                                       Governing Law. This Amendment and Joinder and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles.

d.                                      Counterparts. This Amendment and Joinder may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one document. This Amendment and Joinder may be executed and transmitted via facsimile or electronic transmission in PDF form with the same validity as if it were an ink-signed document.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the Company, the Original Buyers and the Additional Buyers have caused this AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND JOINDER AGREEMENT to be duly executed as of the date first written above.

COMPANY:

AVERION INTERNATIONAL CORP.

By:	/s/ Christopher G. Codeanne
Name: Christopher G. Codeanne
Title: Chief Financial Officer

[Company Signature Page to Amendment to Securities Purchase Agreement and Joinder Agreement]

ORIGINAL BUYERS:

COMVEST INVESTMENT PARTNERS II LLC, a Delaware limited liability company

By:	ComVest II Partners LLC
Its:	Managing Member

By:	/s/ Cecilio M. Rodriguez
Name:	Cecilio M. Rodriguez
Title:	CFO

CUMULUS INVESTORS, LLC, a Nevada limited liability company

By:	/s/ Nader C. Kazeminy
Name: Nader C. Kazeminy
Title: Chairman and President

/s/ Philip T. Lavin, Ph.D.
PHILIP T. LAVIN, PH.D., in his individual capacity

ADDITIONAL BUYERS:

/s/ Dr. Gene Resnick
DR. GENE RESNICK, in his individual capacity

MICROCAPITAL FUND, LTD., a Cayman- domiciled investment corporation

By:	/s/ Ian P. Ellis
Name: Ian P. Ellis
Title: Director

MICROCAPITAL FUND LP, a Delaware limited partnership

By:	/s/ Ian P. Ellis
Name: Ian P. Ellis
Title: President

[Buyer Signature Page to Amendment to Securities Purchase Agreement and Joinder Agreement]

EXHIBIT A

SCHEDULE OF BUYERS

Buyer’s Name	Buyer Address and Contact Info	Principal Amount of Initial Notes	Initial Allocation Percentage	Principal Amount of Add’l Notes	Additional Closing Allocation Percentage	Aggregate Total Principal Amount of all Notes	Number of Shares to be Delivered at Initial Closing	Number of Shares to be Delivered at Additional Closing	Total Buyer Allocation Percentage	Buyer’s Representative’s Address and Facsimile Number (to receive copies of notices)
ComVest Investment Partners II LLC	One North Clematis St., Suite 300 West Palm Beach, FL 33409 Attn: Michael Falk Tel: [ ] Fax: [ ]	$11,000,000	45.83%	$0	0%	$11,000,000	52,800,000	0	42.31%	Akerman Senterfitt Attn: Jose Gordo One S.E. Third Avenue Miami, Florida 33131 Attn: Carl Roston, Esq. Tel: 305-374-5600 Fax: 305-374-5095
Cumulus Investors, LLC	8500 Normandale Lake Boulevard Suite 650 Bloomington MN 55437 Attn: [ ] Tel: [ ] Fax: [ ]	$11,000,000	45.83%	$0	0%	$11,000,000	52,800,000	0	42.31%	[ ]
Dr. Philip T. Lavin	c/o Averion International Corp. 225 Turnpike Road Southborough, MA 01772 U.S. Tel: 508-597-6216 Fax: 508-597-6061	$2,000,000	8.34%	$0	0%	$2,000,000	9,600,000	0	7.69%	[ ]
Dr. Gene Resnick	[ ] [ ] [ ] Tel: [ ] Fax: [ ]	$0	0%	$125,000	6.25%	$125,000	0	600,000	0.48%	[ ]
MicroCapital Fund L.P.	[ ] [ ] [ ] Attn: [ ] Tel: [ ] Fax: [ ]	$0	0%	$1,406,250	70.31%	$1,406,250	0	6,750,000	5.41%	[ ]
MicroCapital Fund Ltd	Same contact info as MicroCapital Fund L.P.	$0	0%	$468,750	23.44%	$468,750	0	2,250,000	1.80%	[ ]